Exhibit 99.1

Alto Neuroscience Reports Full Year 2025 Financial Results and Recent Business Highlights

– Acquisition of ALTO-207 targets Treatment-Resistant Depression (TRD) with a clinically-validated mechanism; Phase 2b trial on track to be initiated in the first half of 2026 –

– External PAX-D study published in The Lancet Psychiatry demonstrated a 0.87 effect size for the core mechanism of ALTO-207; this effect represents a significantly larger effect size than current standard-of-care treatments –

– ALTO-101 granted FDA Fast Track Designation for CIAS; Topline Phase 2 Proof-of Concept data expected around the end of 1Q 2026 –

– Year-end cash balance of $177 million expected to fund planned operations into 2028, covering four key data readouts across Alto’s precision psychiatry pipeline–

Mountain View, Calif., March 16, 2026 — Alto Neuroscience, Inc. (“Alto”) (NYSE: ANRO) a clinical-stage biopharmaceutical company focused on the development of novel precision medicines for neuropsychiatric disorders, today reported financial results for the full year ended December 31, 2025, and highlighted recent progress across its pipeline of clinical-stage product candidates.

“Alto enters 2026 with a very strong clinical and financial foundation,” said Amit Etkin, M.D., Ph.D., founder and chief executive officer of Alto Neuroscience. “The acquisition of ALTO-207 is a potential game-changer for the millions of patients who fail to respond to current depression therapies. We believe the Lancet-published PAX-D study provides robust, independent validation of our approach, and we are moving ALTO-207 into a potentially pivotal Phase 2b trial with high conviction. Our $177 million cash balance puts us in an excellent position to reach the finish line on four major data readouts, providing shareholders with multiple value-inflection points over the next 2 years.”

Recent Business Highlights

•Acquisition and Accelerated Development of ALTO-207 for TRD: In June 2025, Alto acquired ALTO-207, a fixed-dose combination of pramipexole (a dopamine D3/D2 agonist) and ondansetron (an antiemetic 5-HT3 receptor antagonist). ALTO-207 is designed to overcome historic tolerability barriers associated with dopamine agonists, potentially unlocking a rapid and robust antidepressant effect for patients in need.
•Following a successful FDA meeting and a $50 million private placement financing (PIPE) in October 2025, Alto has accelerated the program's development. The Company expects to initiate a potentially pivotal Phase 2b trial in the first half of 2026 and a Phase 3 trial by early 2027.
•In January 2026 the Company announced the issuance of a new method-of-treatment patent for ALTO-207, which together with its broader estate of issued and pending patents, Alto expects to have patent coverage of ALTO-207 through at least the mid 2040’s.
•The planned Phase 2b trial of ALTO-207 will be a randomized, double-blind, placebo-controlled study evaluating ALTO-207 as an adjunctive treatment in approximately 178 adults with treatment-resistant depression (TRD). Eligible patients will have experienced two to five prior treatment failures and have a MADRS score ≥25, and will remain on their baseline antidepressant medication. Participants will be randomized 1:1 to receive ALTO-207 or placebo during an eight-week double-blind treatment period, which includes dose titration to a target total daily dose of 3.2mg pramipexole/15mg ondansetron. The study will be conducted at clinical sites in the U.S. and U.K. The primary endpoint is change from baseline in MADRS. The Company expects to report topline data from the trial in the second half of 2027.

•PAX-D Study Validates Pramipexole in TRD: The strategic acquisition of ALTO-207 was guided by the independent PAX-D study, the results of which were published in The Lancet Psychiatry in June 2025. The study demonstrated that pramipexole augmentation drove a large, statistically significant reduction in depressive symptoms (Cohen’s d=0.87) relative to placebo at 12 weeks in patients with TRD. This represents an effect size more than two times larger than what has historically been demonstrated with standard-of-care treatments in depression or TRD. However, the study also highlighted a high rate of adverse effects (nausea) that hinder pramipexole's standard clinical adoption—a barrier ALTO-207 is explicitly designed to overcome.
◦Alto recently conducted a meta-analysis across randomized studies of pramipexole for depression. The analysis highlights the large effect size observed on depression symptoms with pramipexole and a clear dose-response relationship. The analysis, including all pramipexole doses studied in randomized depression trials, resulted in a meta-analytic Hedges’ g effect size of 0.64 (p<0.001 [95% CI 0.41 - 0.86]) across all doses studied. The meta-analysis also revealed a significant dose-response relationship (p=0.027), showing that higher doses of pramipexole result in larger effects on depression symptoms.
▪See here for an interactive meta-analysis of pramipexole in depression.

•ALTO-101 in Cognitive Impairment Associated with Schizophrenia (CIAS): In October 2025, the FDA granted Fast Track Designation to ALTO-101. In February 2026, Alto announced the completion of enrollment in the ongoing Phase 2 proof-of-concept (POC) trial. The Company expects to report topline data from the trial around the end of the first quarter of 2026.

•The primary endpoint in the study is theta-band inter-trial coherence (ITC), an EEG measure strongly correlated with cognitive performance, measured during an auditory oddball paradigm. Additional EEG endpoints include resting-state theta power, mismatch negativity, and auditory steady-state response. Cognitive performance will be assessed using select domains of the MATRICS Consensus Cognitive Battery (MCCB) and a computerized measure of processing speed.
•A recent blinded pharmacokinetic, or PK, analysis from the first cohort of patients showed 100% of samples evaluated qualified as PK positive.

•ALTO-300 and ALTO-100 Ongoing Phase 2b Trials: Enrollment continues in the Phase 2b trial of ALTO-300 in Major Depressive Disorder (MDD), with topline data expected in mid-2026. The Phase 2b trial of ALTO-100 in Bipolar Depression (BPD) is also ongoing, with topline data anticipated in the second half of 2026.

Upcoming Milestones

Near-Term Expected Milestones
•Approximately end of 1Q 2026 — ALTO-101 POC CIAS trial topline data
•1H 2026 — ALTO-207 Phase 2b TRD trial initiation
•Mid-2026 — ALTO-300 Phase 2b MDD trial topline data
•2H 2026 — ALTO-100 Phase 2b BPD trial topline data
•Early 2027 — ALTO-207 Phase 3 TRD trial initiation

Full-Year 2025 Financial Highlights

Cash Position: As of December 31, 2025, the Company had cash, cash equivalents, and restricted cash of approximately $177 million, compared to approximately $169 million in cash, cash equivalents, and restricted cash as of December 31, 2024.

The Company expects its cash balance to support planned operations into 2028.

R&D Expenses: Research and development expenses for the full year ended December 31, 2025 were $45.6 million, as compared to $47.0 million for the same period in 2024. The decrease was primarily attributable to the completion of our Phase 2b clinical study for ALTO-100 in 2024 and the completion of our proof-of-concept study for ALTO-203, partially offset by increases related to the costs of our ongoing trials of ALTO-101 and ALTO-100.

G&A Expenses: General and administrative expenses for the full year ended December 31, 2025 were $20.7 million, as compared to $21.6 million for the same period in 2024.

Net Loss: The Company incurred a net loss of $63.2 million for the full year ended December 31, 2025, as compared to $61.4 million for the year ended December 31, 2024.

About Alto Neuroscience
Alto Neuroscience is a clinical-stage biopharmaceutical company with a mission to redefine psychiatry by leveraging neurobiology to develop personalized and highly effective treatment options. Alto’s Precision Psychiatry Platform™ measures brain biomarkers by analyzing EEG activity, neurocognitive assessments, wearable data, and other factors to better identify which patients are more likely to respond to Alto product candidates. Alto’s clinical-stage pipeline includes novel drug candidates in bipolar depression, major depressive disorder, treatment resistant depression, schizophrenia, and other mental health conditions. For more information, visit www.altoneuroscience.com or follow Alto on X.

Forward-Looking Statements
This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “look forward,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding Alto’s expectations with regard to the potential benefits, activity, effectiveness and safety of its product candidates and Precision Psychiatry Platform (“Platform”); statements regarding patient compliance and the effectiveness of Alto’s clinical trial execution measures; Alto’s expectations with regard to the design and results of its research and development programs and clinical trials, including the timing of enrollment and the timing and availability of data from such trials; Alto’s clinical and regulatory development plans for its product candidates, including the timing or likelihood of regulatory filings and approvals for its product candidates; Alto’s business strategy, financial position, including anticipated cash runway, and the sufficiency of its financial resources to fund its operations through expected milestones; and other statements that are not historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: uncertainties inherent in the initiation, progress and completion of clinical trials and clinical development of Alto’s product candidates; the risk that Alto may not realize the intended benefits of its Platform; availability and timing of results from clinical trials; whether initial or interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; the risk that clinical trials may have unsatisfactory outcomes; the risk that Alto’s projections regarding its financial position and expected cash runway are inaccurate or that its conduct of its business requires more cash than anticipated; and other important factors, any of which could cause Alto’s actual results to differ from those contained in the forward-looking statements, which are described in greater detail in Alto's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Alto’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025 filed with the Securities and Exchange Commission (“SEC”) as well as in other filings Alto may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Alto expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as required by law.

Availability of Information on Alto’s Website
Alto routinely uses its investor relations website to post presentations to investors and other important information, including information that may be material. Accordingly, Alto encourages investors and others interested in Alto to review the information it makes public on its investor relations website.

ALTO NEUROSCIENCE, INC.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share amounts)
(unaudited)

	Year Ended December 31,
	2025	2024
Operating expenses:
Research and development	$45,619	$46,996
General and administrative	20,745	21,614
Total operating expenses	66,364	68,610
Loss from operations	(66,364)	(68,610)
Other income (expense):
Interest income	6,603	8,851
Interest expense	(2,469)	(1,375)
Loss on debt extinguishment	(681)	—
Other, net	(327)	(297)
Total other income, net	3,126	7,179
Net loss	$(63,238)	$(61,431)
Other comprehensive income (loss):
Change in fair value attributable to instrument specific credit risk	153	—
Foreign currency translation	(30)	(22)
Total other comprehensive income (loss)	123	(22)
Comprehensive loss	$(63,115)	$(61,453)
Net loss per share attributable to common stockholders, basic and diluted	$(2.19)	$(2.50)
Weighted-average number of common shares outstanding, basic and diluted	28,852	24,602

ALTO NEUROSCIENCE, INC.
Selected Condensed Consolidated Balance Sheet Data
(in thousands)
(unaudited)

	December 31,	December 31,
	2025	2024
Cash, cash equivalents, and restricted cash	$176,984	$168,729
Total assets	184,689	177,542
Total liabilities	33,547	26,082
Accumulated deficit	(201,634)	(138,396)
Investor & Media Contact:
Nick Smith
investors@altoneuroscience.com
media@altoneuroscience.com

Source: Alto Neuroscience, Inc.
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